UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 7, 2010

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Arthur Kill Road Staten Island, NY	10309-1202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Section 3- Securities and Trading Markets

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 3.02 Unregistered Sales of Equity Securities

Entry into an Employment Agreement with President and CEO

On April 7, 2010, the Board of Directors of the Company (the “Board”) approved an employment agreement (the “Agreement”) with Andrew S. Prince, the Company’s President and CEO.  The Agreement is on the same terms as his automatically renewed prior agreement and has similar renewal provisions.  The initial term of the Agreement runs through September 30, 2010 with automatic one year extensions if not terminated.  For particulars see the attached exhibit 10.1.

The Agreement calls for Mr. Prince to receive a base salary of $210,000 plus certain incentive bonuses.  The base salary and bonuses are subject to annual review.  The initial bonuses are based on meeting sales (1% in excess of $10 Million by the Freundlich subsidiary for the 12 months ending September 2010) and profit objectives (3% of pretax consolidated profits of the Company in excess of the prior year profits for the 12 months ending September 2010); as well as a bonus for strengthening the financing of the Company (2% of net equity and 1% of additional debt over the now existing $2.8 Million line of credit debt) and a bonus in the event there is a sale of a major asset of the Company (2% of the sale price in the form of consideration received by the Company).  Mr. Prince is entitled to other usual benefits and is subject to the usual restrictions associated with persons fulfilling the position of a company’s President and CEO.  Additionally, on April 7, 2010, the Board also approved the issuance of 967,821 shares of the Company’s Common Stock to Mr. Prince for his serving as the Company’s President and CEO and previously as a Director.  The shares issued to Mr. Prince were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Rule 144 there under.  Those provisions relate to privately offered securities (as here is the case) to a limited number of offeree(s) with the requisite investment intent.

As previously reported, Mr. Prince has been serving as the Company’s President and CEO since January 19, 2007.  Mr. Prince has the following background: Mr. Prince is presently President and Chief Executive Officer of the Company.  Mr. Prince, for the period immediately prior to his present position, was a principal of Prince Strategic Group LC, a strategic advisory and merchant-banking group.  Prince Strategic Group’s focus is strategic planning, acquisition/disposition advice, financial restructuring and providing crisis and interim CEO, COO management.  Mr. Prince has assisted large and small organizations to develop and implement their business strategies and refine their operations.  He has extensive experience with corporate financing, strategic relationship and acquisition transactions, including their financial and strategic analysis, structuring and negotiations, strategic planning and management development activities as well as background in all facets of operations in both small and large organizations.  Mr. Prince is a former Deputy Assistant Secretary of the Navy.  From June 1, 2004-June 1, 2006, Mr. Prince was a director of CDKnet.com (now Arkados Group, Inc.).  Mr. Prince is a graduate of the United States Naval Academy, Harvard Law School and Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospece Components, Inc.

Date: April 9, 2010	By: /s/ Andrew S. Prince
Andrew S. Prince
President and Chief Executive Officer

Exhibits

10.1	Employment Agreement